Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #1 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII of our report dated December 19, 2008 relating to the November 30, 2008 financial statement of Commonwealth Income & Growth Fund VII, which appears in the Prospectus, which is a part of this Pre-effective Amendment #1 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
February 26, 2009